Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary is owned by the next proceeding subsidiary whose name is not so indented. Names of certain subsidiaries have been omitted. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

Name of Subsidiary	State of Incorporation/Organization
FC Basketball, Inc.	New York
Forest City Sports, LLC	New York
FCR Sports, LLC	New York
MDC Sports, LLC	New York
Nets Sports and Entertainment, LLC	New York
Brooklyn Arena, LLC	Delaware
Brooklyn Arena Holding Company, LLC	Delaware
Brooklyn Events Center, LLC	Delaware
FC CDE Member, LLC	New York
Forest City Land Group, Inc.	Ohio
FC Moore Farm, LLC	North Carolina
FC Prosper Partner, Inc.	Texas
Forest City Prosper Limited Partnership	Texas
FC/M Gladden II, L.L.C.	Arizona
FCLG, Inc.	Ohio
Rockport Square, LLC	Ohio
Forest City Rental Properties Corporation	Ohio
F.C. Southridge Corp.	Ohio
F.C. Member, Inc.	New York
FC Hanson Office Associates, LLC	New York
FC Yonkers Associates, LLC	New York
FCR Land, LLC	New York
Atlantic Yards Development Company, LLC	Delaware
FC 45/75 Sidney, Inc.	Massachusetts
Forest City University Park, LLC	Delaware
FC HCN University Park, LLC	Delaware
FC Master Associates III, Inc.	New York
Forest City Central Station, Inc.	Ohio
Forest City Commercial Group, Inc.	Ohio
820 Mission Street, Inc.	California
FC 40 Landsdowne, Inc.	Massachusetts
FC 88 Sidney, Inc.	Massachusetts
FC International GP, LLC	Delaware
Forest City NM, LLC	New Mexico
Forest City Commercial Holdings, Inc.	New York
Master III FC/BCR Holdings, Inc.	New York
Forest City Commercial Management, Inc.	Ohio
Forest City East Coast, Inc.	New York
Forest City Ratner Companies, LLC	New York
Forest City Pierrepont, Inc.	New York
Forest City Pierrepont Associates	New York
Forest City Residential Group, Inc.	Ohio
Cleveland/NY Residential, LLC	New York
FC Hawaii, Inc.	Hawaii
Hawaii Military Communities, LLC	Hawaii
FC Mesa Inc.	New Mexico
FC Oakland, Inc.	California
Forest City Bayside Corp.	Ohio
Forest City Capital Corporation	Ohio
FC Uptown Oakland Swap, LLC	Delaware

Name of Subsidiary	State of Incorporation/Organization
Forest City Equity Services, Inc.	Ohio
F. C. White Flint, Inc.	Maryland
FC Business Venture Trust	Maryland
FC Bernstein Business Trust	Maryland
FC-SW Presidio, LLC	Ohio
FC Presidio Member, LLC	California
Forest City Mesa Residential Development, LLC	Delaware
Forest City Military Communities, LLC	Ohio
Forest City Residential Management, Inc.	Ohio
Forest City Residential West, Inc.	California
Forest City Stapleton Land, Inc.	Colorado
Stapleton Land, LLC	Colorado
FC Stapleton II, LLC	Colorado
Forest City Robinson Mall, Inc.	Delaware
Robinson Mall, Inc.	Pennsylvania
Robinson Mall Developers	Pennsylvania
Robinson Mall Associates, Ltd.	Pennsylvania
Playhouse Square Investment, Inc.	Ohio
RM Member, LLC	California
Rancho Mall, LLC	Delaware
T.C. Avenue, Inc.	Ohio
Tower City Properties Ltd.	Ohio
Tower City Member, LLC	Delaware
Tower City Avenue, LLC	Delaware
Terminal Investments	Ohio
Terminal Tower Master Tenant, LLC	Delaware
WBA Woodlake, L.L.C.	Michigan
Stapleton North Town, LLC	Colorado
Sunrise Development Co.	Ohio